Exhibit 99.1

NEWS
RELEASE

2006-09

FOR IMMEDIATE RELEASE
Contact: Doug Aron
713-688-9600 x145

FRONTIER OIL ANNOUNCES SHAREHOLDER APPROVAL OF ADDITIONAL AUTHORIZED SHARES

HOUSTON, TEXAS, June 9, 2006 -Frontier Oil Corporation (NYSE: FTO) announced that at today's special meeting its shareholders approved an amendment to the Company's Restated Articles of Incorporation, which will allow the increase in the authorized shares outstanding from 90 million to 180 million. The additional authorized shares will permit the Company to split its common shares 2-for-1 by means of a stock dividend as announced on April 27, 2006. The stock dividend is payable June 26, 2006 to shareholders of record on June 19, 2006.

Frontier operates a 110,000 barrel-per-day refinery located in El Dorado, Kansas, and a 52,000 barrel-per-day refinery located in Cheyenne, Wyoming, and markets its refined products principally along the eastern slope of the Rocky Mountains and in other neighboring plains states. Information about the Company may be found on its web site www.frontieroil.com.

This news release includes forward-looking statements concerning the Company. These may include statements of plans or objectives for future operations, statements about future economic performance or assumptions or estimates. The accuracy of these forward-looking statements is subject to a wide range of business risks and changes in circumstances that are described in our reports that are filed from time to time with the Securities and Exchange Commission. Actual results and outcomes often differ from expectations.

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10000 Memorial Drive, Suite 600 Houston, Texas 77024-3411 (713) 688-9600 Fax (713) 688-0616